EXHIBIT 1

CONSULT YOUR LAWYER BEFORE SIGNING THIS  INSTRUMENT -- THIS
INSTRUMENT SHOULD BE USED BY LAWYERS ONLY.

                   ---------------------------

NOTE: FIRE LOSSES. This form of contract contains no express provision as to risk of loss by fire or other casualty before delivery of the deed. Unless express provision is made, the provisions of Section 5-1311 of the General Obligations Law will apply. This section also places risk of loss upon purchaser if title or possession is transferred prior to closing.

     THIS AGREEMENT, made the 27th day of August, nineteen hundred and ninety-seven BETWEEN PENSUN ASSOCIATES, a partnership organized and existing under the laws of the State of New York, and having a place of business at 70 E. Sunrise Highway, Valley Stream, New York, hereinafter described as the seller, and KAPSON LYNBROOK CORP., a New York Corporation with offices located at 242 Crossways Park West, Westbury, New York 11797, hereinafter described as the purchaser.

     WITNESSETH, that the seller agrees to sell and convey, and the purchaser agrees to purchase, all that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, laying and being in the Incorporated Village of Lynbrook, Town of Hempstead, County of Nassau and State of New York, as more particularly described on Schedule A annexed hereto and made a part hereof. The premises are also known as Section 42, Block M-1, Lot 323 on the Land and Tax Map of the County of Nassau.

     1. This sale includes all right, title and interest, if any, of the seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining said premises, to the center line thereof, and all right, title and interest of the seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to said premises by reason of change of grade of any street: and the seller will execute and deliver to the purchaser, on closing of title, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

     2. The price is TWENTY-FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($25,500,000.00) DOLLARS, payable as follows: FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS, on the signing of this contract by check subject to collection, the receipt of which is hereby acknowledged; FOURTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 ($14,500,000.00) DOLLARS in cash or good certified check to the order of the seller on the delivery of the deed as hereinafter provided; TEN MILLION FIVE HUNDRED THOUSAND AND 00/100 ($10,500,000.00) DOLLARS, by taking title subject to a first mortgage now a lien on said premises in that amount, bearing interest at the rate of ____ per cent per annum held by Fleet Bank, N.A.

     5. If there be a mortgage on the premises the seller agrees to deliver to the purchaser at the time of delivery of the deed a proper certificate executed and acknowledged by the holder of such mortgage and in form for recording, certifying as to the amount of the unpaid principal and interest thereon, date of maturity thereof and rate of interest thereon, and the seller shall pay the fees for recording such certificate. Should the mortgagee be a bank or other institution as defined in Section 274-a, Real Property Law, the mortgagee may in lieu of the said certificate, furnish a letter signed by a duly authorized officer, or employee, or agent, containing the information required to be set forth in said certificate. Seller represents that such mortgage will not be in default at or as a result of the delivery of the deed hereunder and that neither said mortgage nor any modification thereof contains any provision to accelerate payment, or to change any of the other terms or provisions thereof by reason of the delivery of the deed hereunder.

     6. Said premises are sold and are to be conveyed subject to:
          a. Zoning regulations and ordinances of the city, town or village in which the premises lie which are not violated by existing structures.
          b. Consents by the seller or any former owner of premises for the erection of any structure or structures on, under or about any street or streets on which said premises may abut.
          c. Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway.
          d. The Permitted exceptions set forth on Schedule B attached hereto and made a part thereof.

     7. All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Departments of Housing and Buildings, Fire, Labor, Health, or other State or Municipal Department having jurisdiction, against or affecting the premises at the date hereof, shall be complied with by the seller and the premises shall be conveyed free of the same, and this provision of this contract shall survive delivery of the deed hereunder. The seller shall furnish the purchaser with an authorization to make the necessary searches therefor.


     10.  The following are to be apportioned:
     (a) Rents as and when collected; (b) Interest on mortgages;
(c) Premiums on existing transferable insurance policies or renewals of those expiring prior to the closing; (d) Taxes and sewer rents, if any, on the basis of the fiscal year for which assessed; (e) Water charges on the basis of the calendar year;
(f) Fuel, if any.

     12. If there be a water meter on the premises, the seller shall furnish a reading to a date not more than thirty days prior to the time herein set for closing title, and the unfixed meter charge and the unfixed sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

     13. The deed shall be the usual Bargain and Sale with Covenants Against Grantor's Acts deed in proper statutory short form for record and shall be duly executed and acknowledged so as to convey to the purchaser the fee simple of the said premises, free of all encumbrances, except as herein stated, and shall contain the covenant required by subdivision 5 of Section 13 of the Lien Law.

          If the seller is a corporation, it will deliver to the purchaser at the time of the delivery of the deed hereunder a resolution of its Board of Directors authorizing the sale and delivery of the deed, and a certificate by the Secretary or Assistant Secretary of the corporation certifying such resolution and setting forth facts showing that the conveyance is in conformity with the requirements of Section 909 of the Business Corporation Law. The deed in such case shall contain a recital sufficient to establish compliance with said section.

     14. At the closing of the title the seller shall deliver to the purchaser a certified check to the order of the recording officer of the county in which the deed is to be recorded for the amount of the documentary stamps to be affixed thereto in accordance with Article 31 of the Tax Law and a certified check to the order of the appropriate county officer for any other tax payable by reason of the delivery of the deed and a return if any be required, duly signed and sworn to by the seller; and the purchaser also agrees to sign and swear to the return and to cause the check and the return to be delivered to the appropriate county officer promptly after the closing of title.

     16. The seller shall give and the purchaser shall accept a title such as Chicago Title Insurance Company, a Member of the New York Board of Title Underwriters, will approve and insure.
     17. All sums paid on account of this contract, and the reasonable expenses of the examination of the title to said premises and of the survey, if any, made in connection therewith are hereby made liens on said premises, but such liens shall not continue after default by the purchaser under this contract.

     18. All fixtures and articles of personal property attached or appurtenant to or used in connection with said premises are represented to be owned by the seller, free from all liens and encumbrances except as herein stated, and are included in this sale: without limiting the generality of the foregoing, such fixtures and articles or personal property include plumbing, heating, lighting and cooking fixtures, air conditioning fixtures and units, ranges, refrigerators, radio and television aerials, bathroom and kitchen cabinets, mantels, door mirrors, venetian blinds, shades, screens, awnings, storm windows, window boxes, storm doors mail boxes, weather vanes, flagpoles, pumps, shrubbery and outdoor statuary, all to the extent same presently exist in an "AS IS" condition.

     19. The amount of any unpaid taxes, assessments, water charges and sewer rents which the seller is obligated to pay and discharge, with the interest and penalties thereon to a date not less than two business days after the date of closing title, may at the option of the seller be allowed to the purchaser out of the balance of the purchase price, provided officials bills therefor with interest and penalties thereon figured to said date are furnished by the seller at the closing.

     20. If at the date of closing there may be any other liens or encumbrances which the seller is obligated to pay and discharge, the seller may use any portion of the balance of the purchase price to satisfy the same, provided the seller shall simultaneously either deliver to the purchaser at the closing of title instruments in recordable form and sufficient to satisfy such liens and encumbrances of record together with the cost of recording or filing said instruments; or, provided that the seller has made arrangements with the title company employed by the purchaser in advance of closing, seller will deposit with said company sufficient monies, acceptable to and required by it to insure obtaining and the recording of such satisfactions and the issuance of title insurance to the purchaser either free of any such liens and encumbrances, or with insurance against enforcement of same out of the insured premises. The purchaser, if request is made within a reasonable time prior to the date of closing of title, agrees to provide at the closing of title, agrees to provide at the closing separate certified checks as requested, aggregating the amount of the balance of the purchase price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such taxes or other liens and encumbrances shall not be deemed objections to title if the seller shall comply with the foregoing requirements.

     21. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of the seller, the seller will on request deliver to the purchaser an affidavit showing that such judgments, bankruptcies or other returns are not against the seller.

     22. In the event that the seller is unable to convey title in accordance with the terms of this contract, the sole liability of the seller will be to refund to the purchaser the amount paid on account of the purchase price and to pay the net cost of examining the title, which cost is not to exceed the charges fixed by the New York Board of Title Underwriters, and the net cost of any survey made in connection therewith incurred by the purchaser, and upon such refund and payment made this contract shall be considered canceled.

     23.  The deed shall be delivered upon the receipt of said
payments at the office of  SEE RIDER
at                       o'clock on
, 19   .


     24. The parties agree that no broker brought about this sale.

     25. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this contract, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation, not embodied in this contract, made by the other. The purchaser has inspected the buildings standing on said premises and is thoroughly acquainted with their condition and agrees to take title "as is" and in their present condition and subject to reasonable use, wear, tear, and natural deterioration between the date thereof and the closing of title.

     26.  This agreement may not be changed or terminated orally.
The stipulations aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties.

     27. If two or more persons constitute either the seller or the purchaser, the word "seller" or the word "purchaser" shall be construed as if it read "sellers" or "purchasers" whenever the sense of this agreement so requires.

     IN WITNESS WHEREOF, this agreement has been duly executed by the parties hereto.

In presence of:

                              PENSUN ASSOCIATES

                              By: /s/ M.F. Serah


                              KAPSON LYNBROOK CORP.

                              By: /s/ Glenn Kaplan






































RIDER TO CONTRACT OF SALE BETWEEN: PENSUN ASSOCIATES, as Seller and KAPSON LYNBROOK CORP., as Purchaser.

Dated:  August 27, 1997

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28.  The acceptance of a deed by Purchaser shall constitute full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this contract, except those which are herein specifically stated to survive the closing of title hereunder. Purchaser's sole remedy in the event of any breach of any representation or warranty contained herein shall be to reject title and receive back the deposit made hereunder.

29. Purchaser, or an affiliate of Purchaser is, at the present time, the Manager of the facility operating on the premises being conveyed hereby and, consequently, Seller has not made any representations or warranties as to the physical condition, use or operation, or any other matter or things affecting or related to the aforesaid premises except as set forth herein, and Purchaser hereby expressly acknowledges that no representations or warranties have been made.

30. The Purchaser agrees to accept conveyance and transfer thereof "as is," and the Seller shall not be obligated to make any repairs, alterations, improvements or additions thereto whatsoever, except as otherwise expressly provided herein. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this contract, which along fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this contract made by the other.

31. In the event that the Seller is unable to convey the premises as herein provided for any reason whatsoever, then, and in such event, the Seller's sole obligation shall be to refund the Purchaser's down payment made hereunder and to reimburse the Purchaser for the actual cost of title examination and survey charges incurred, and thereupon all rights and obligations hereunder, by either party against the other shall cease and terminate, and this agreement shall be null and void and the lien, if any, of the Purchaser against the premises shall wholly cease. Except as herein provided, the Seller shall not be required to bring any action or proceeding or otherwise to incur any expense to render the title to the premises marketable. The Purchaser, without reduction of the purchase price or any credit or allowance against the same and without any liability on the part of the Seller, may nevertheless, accept such title as the Seller may be able to convey. The term "cost of title examination" is defined, for the purpose of this agreement, as the expense actually incurred by the Purchaser for title examination, but in no event, however, to exceed the net amount which would be charged by a title company in the State of New York for title examination of the premises without issuance of a policy.

32.       A.   Purchaser agrees to accept title subject to the
     Permitted Exceptions set forth on Schedule B annexed hereto and made a part hereof. In the event Purchaser's title report shall show objections other than the Permitted Exceptions, Purchaser shall notify Seller thereof and Seller agrees to satisfy any judgments or other monetary liens recorded against the premises and any other defect in title which is the result of an affirmative act by Seller from and after the date hereof.

          B. If there are any objections to title which Seller shall have been unable to remove at or prior to the scheduled or any adjourned date of closing of title, and which objections may, according to reasonable expectations, be removed within sixty (60) days after such date, the Seller shall be entitled to one or more adjournments of the closing of title for the purpose of such removal for a period not exceeding the aggregate of sixty (60) days. However, any action taken by Seller to remove such defect, lien and/or encumbrance shall not be deemed an admission on Seller's part that such defect, lien, deed/or encumbrance is one which would give Purchaser the right to cancel this contract.

          C. In addition to any other rights of Purchaser herein, Purchaser shall be entitled, at its option, to waive any objections to title and/or other contingencies herein and accept title to the premises subject thereto upon notice to Seller.

33.       A.   In view of the nature of the property to be
     conveyed, and the present condition of the real estate market, if this sale shall not be consummated by reason of Purchaser's default, or if the Purchaser shall fail or refuse to comply with and perform all of the terms, provisions, conditions, agreements and obligations on his part to be observed, kept and performed hereunder, the entire damages which Seller will thereby sustain cannot be exactly determined; therefore, it is agreed that in the event of any default by the Purchaser, all amounts paid by Purchaser as a deposit pursuant to this agreement shall be considered as liquidated damages for such failure or refusal of the Purchaser to consummate this transaction or for any non-compliance, non-performance, breach or default by the Purchaser, and shall become the exclusive property of, and be permanently retained by Seller. Seller shall retain such amounts as liquidated damages and no further rights or causes of action shall remain against Purchaser, nor shall Purchaser have any further rights under this agreement or otherwise, with respect to Seller.

          B. In the event that title pursuant to this Contract does not close for any reason whatsoever, the Management
     Agreement between Seller and Kapson Senior Quarters
     Corporation (or its affiliate) shall remain in full force and effect.

34. In the event Seller shall default in its obligations to convey title hereunder and shall thereafter sell the premises to a competitor of the Kapson Senior Quarters Corporation, Seller will pay to Purchaser liquidated damages in the amount of $500,000.00 and neither Kapson Lynbrook Corp. nor any affiliate of Kapson Lynbrook Corp. or Kapson Senior Quarters Corporation, or any subsidiary of theirs or any affiliate of theirs, shall have any other claims against Seller.

35. Seller and Purchaser represent to each other that they have not dealt with any person or entity in connection with this transaction. Each of the parties hereto does hereby indemnify the other against the claim of any person or entity with whom the indemnitor may have dealt for brokerage commissions in connection with this transaction, including the reasonable costs in connection with any claim or defending of any suit for same.

     The provisions of this paragraph shall survive the closing of title hereunder.

36. All sums which are to be paid to the Seller under this contract shall be paid to Seller by unendorsed certified or cashier's checks drawn on a bank which is a member of the New York Clearinghouse, or, at Seller's option, by wire transfer into Seller's account (or other account at Seller's
     direction) at closing.   Upon two (2) days' oral notice from
     Seller, Purchaser shall deliver separate checks at closing or make separate wire transfers at closing in the number and amounts requested by Seller payable as designated in said notice.

37. Fuel on the premises on the date as of which adjustments shall be made, shall be paid for by Purchaser at the time of closing title, at the cost (including sales tax and labor charges, if any) thereof to Seller. The amount of fuel on the premises and the cost to Seller shall be evidenced by a written statement from Seller's fuel company.

38. This agreement constitutes the entire contract between the parties hereto and may not be modified except by an instrument in writing signed by the parties hereto. If any provision of this Rider shall conflict with any printed provision of this contract, the provision of the Rider shall control.

39. It is expressly understood and agreed that delivery of this agreement for inspection or otherwise by Seller to the Purchaser shall not constitute an offer or create any rights in favor of the Purchaser or others and shall in no way obligate or be binding upon the Seller, and this agreement shall have no force or effect unless and until the same is fully executed and delivered by the Seller and the Purchaser, and fully executed copies of this agreement are exchanged by the parties hereto.

40. Purchaser will accept unacknowledged receipts, checks, letters, statements or other proof as to the amount of any liens on the property in the event that said liens are less than the record amounts and similar proof will be acceptable as to the payment of such liens, provided that Purchaser's title company omits any exception as to such liens from Purchaser's title policy.

41. Unpaid franchise taxes of any corporation in the chain of title and any other taxes, such as transfer, inheritance and estate taxes, and any violations filed in the office of any federal, state or municipal department which Seller is required to remove hereunder shall not be objections to title provided the Seller deposits with Purchaser's title company at closing in escrow a reasonable amount to secure the payment of such unpaid taxes and/or the performance of the work necessary to remove such violations within sixty days after the date of closing of title. In the event the aggregate cost of removal of any violations which Seller may be required to remove hereunder shall exceed the sum of $25,000.00, Seller shall have the following options, to be exercised by notice to Purchaser: (a) removing such violations in accordance with the provisions of this Contract; or (b) refusing to remove such violations. In the event that Seller refuses to remove such violations, Purchaser shall have the following options, exercisable by notice to Seller so as to be received by Seller within five
     (5) days after notice from Seller of Seller's refusal to remove such violations:

     (i) taking title subject to such violations in which even Purchaser shall receive an allowance of $25,000 in reduction of the purchase price payable hereunder; or,
     (ii) canceling this Contract, in which event, upon return of the down payment made by Purchaser hereunder, together with interest, if any, and the net cost of title examination, the parties shall be released from any further obligation hereunder. Notwithstanding the foregoing, radio and television antenna violations and violations which a tenant is required to comply with or otherwise remove pursuant to the terms of its lease or occupancy arrangement shall not be violations which Seller is required to remove hereunder and Purchaser will take title to the Premises subject to such violations. In addition, a policy insuring that in the case of encroachments not herein mentioned, the building or the portions hereof which encroach may remain undisturbed so long as the building stands; and in the case of covenants, easements, agreements and restrictions of record not hereinbefore excepted, that they are not violated by the property or its use, shall be deemed an acceptable policy under this contract with respect to such terms.

42. Seller represents that all personal property used in connection with the premises not owned by residents is owned by Seller and is included in this sale and shall be deemed conveyed by the deed to be delivered pursuant hereto and no part of the purchase price is deemed to be assigned to any such personal property.

43. Notwithstanding anything contained in this contract to the contrary, all notices pursuant hereto shall be given in writing and shall be either personally delivered with proper receipt therefor, sent by prepaid registered or certified mail, return receipt requested, or sent by one-day express delivery service to the other party at the address in the preamble to this Contract, with a copy to the attorney for such party as follows:

          If to Seller:

          CERTILMAN BALIN ADLER & HYMAN, LLP
          90 MERRICK AVENUE
          EAST MEADOW, NEW YORK  11554
          ATTENTION:  LOUIS SOLOWAY, ESQ.

          If to Purchaser:

          CERTILMAN BALIN ADLER & HYMAN, LLP
          90 MERRICK AVENUE
          EAST MEADOW, NEW YORK  11554
          ATTENTION:  DAVID Z. HERMAN, ESQ.

     Notices shall be deemed given upon receipt of first refusal thereof. Notices may be sent by the attorneys for the party sending such notice with the same force and effect as if sent by the actual party. Any party may change its address for notices by notice to the other party given in accordance with this Contract.

44. This contract may not be assigned, except to an affiliate or subsidiary of Kapson Senior Quarters Corporation, or to a joint venture partner up to a 49% interest of the Kapson Group, without the prior written consent of Seller in each instance and any assignment or attempted or purported assignment made without such consent shall be null and void and of no force or effect.

45.       A.   Seller and Purchaser agree that CERTILMAN BALIN
     ADLER & HYMAN, LLP (the "Escrow Agent") shall hold the proceeds of the check for the down payment of the purchase price hereunder in escrow in its special account. Upon closing said proceeds shall be paid over to Seller. In case in accordance with the provisions of this contract Purchaser shall be entitled to the return of said sum, said proceeds shall be paid over to Purchaser. In the event said proceeds are placed in an interest-bearing account, the party entitled to the principal amount of the down payment shall be entitled to the interest earned thereon. If there shall be any dispute between the parties as to the proper disposition of the down payment, Escrow Agent shall not be required to make any payment thereof except pursuant to a final order or judgment of a court having jurisdiction of the matter after the time to appeal shall have expired.

          B. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent. Purchaser hereby acknowledges that Escrow Agent represents and shall continue to represent Seller in this transaction and any dispute which may arise in connection herewith.

46. Closing of title hereunder shall take place on September 5, 1997 at 10:00 a.m. in the forenoon thereof at the offices of CERTILMAN BALIN ADLER & HYMAN, LLP, 90 Merrick Avenue, East Meadow, New York 11554, or at the offices of Purchaser's lending institution or their attorney, located within the New York City metropolitan area.

47. This agreement shall be interpreted and enforced in accordance with the laws of the State of New York. If any provisions of this agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this agreement and to this end the provisions of this agreement are intended to be and shall be severable.

48. This agreement shall not be recorded by Purchaser and any recordation or attempted recordation by Purchaser hereof, or of any assignment hereof or other instrument related hereto, shall be void and shall constitute a default by Purchaser hereunder.

49. No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

50.       A.   At the closing of title, Purchaser shall cause
     Purchaser's affiliate presently managing the premises to deliver to Seller a final accounting up to and including the date of closing, together with a certified check for any amounts due Seller pursuant thereto.

          B. In addition to the provisions of Paragraph 10 of the printed portion of this agreement, the parties shall adjust service contracts, salaries, employee benefits, management fees, and other operating expenses of the facility, if any.

          C. At closing, Purchaser will reimburse Seller for deposits with utility companies and will cause its affiliate managing the premises to arrange for a transfer of utilities into Purchaser's name as of the date of closing. Purchaser will further cause its affiliate to obtain a statement from the fuel oil company servicing the premises as to the amount of fuel oil on the premises and the cost thereof, including all taxes.

51. At closing, Seller shall assign any Resident Agreements and Service Contracts to Purchaser and Purchaser shall assume the obligations under the Resident Agreements and Service
     Contracts as of the date of closing.

52. If a proceeding is pending to correct or reduce the assessed valuation of the property described in this contract, such proceeding shall be continued by the Seller, and the Purchaser agrees to pay a share of the fees and disbursements in the event that a reduction is obtained which shall be in proportion to the share of the benefit to Purchaser from the closing to the date of determination of the proceeding. This provision shall survive the delivery of the deed.

53. At the closing Seller shall deliver an appropriate certification to the effect that Seller is not a "foreign person" as defined by the Internal Revenue Code and regulations promulgated thereunder or other information necessary for withholding as same is required.

54. This Contract of sale is completely non-recourse as to Seller and as such, neither Purchaser or its respective nominees, successors, assigns, employees, licensees, agents, or any other person or entity controlled by it or with which it is affiliated shall initiate, seek, pursue, or participate in any action, legal or equitable, against Seller, or its agents, and their respective heirs, executors, administrators, successors or assigns on account of any obligation of Seller hereunder, it being agreed that with respect to Seller, only Seller's interest in the property being conveyed pursuant to this Contract shall be subject to execution, attachment or any other claim or proceeding on account of any obligation of Seller hereunder.

55. In the event any errors or omissions are made with respect to adjustments at the closing, which errors and omissions are discovered after the closing of title, or if the information necessary for the adjustment is not available at the closing of title, the parties agree to correct any such errors or omissions, or to make the adjustments, after closing and to make appropriate adjustments and payments in connection therewith. This Paragraph shall survive the closing of title.

56. This contract provides for Purchaser to take title subject to an existing $10,500,000.00 mortgage held by Fleet Bank, N.A. Purchaser and Seller will cooperate in obtaining the consent of Fleet Bank, N.A. to this transfer.

     In the event Fleet Bank shall not consent to the transfer, Purchaser agrees to take title "all cash" and pay the additional $10,500,000.00 at closing.

     Purchaser is aware that included in the obligations secured by said mortgage is a $75,000.000 Letter of Credit given by Seller to the Village of Lynbrook for the maintenance of landscaping on the premises for a period of two (2) years. Purchaser will obtain from Fleet Bank a replacement Letter of Credit in the amount of $75,000.00 for delivery to the Village of Lynbrook. Purchaser will also pay to Seller an additional $75,000.00 (unadvanced under the mortgage), which secures the said $75,000.00 Letter of Credit or arrange for release of such funds by Fleet Bank to Seller.

     In the event that Fleet Bank shall not consent to this sale subject to the mortgage held by it, then at the time of the closing of title, Purchaser will obtain from its own source said Letter of Credit and if Purchaser desires the Fleet Bank mortgage to be assigned and if Fleet Bank fails to advance the Seller the $75,000.00 available under the mortgage after the cancellation of the Letter of Credit, Purchaser will pay same to Seller at closing.

57. In the event of any inconsistency between this Rider and the printed portion of the contract, the terms of this Rider shall govern.

58. In addition to any other deliveries required by Seller hereunder, Seller shall also deliver at or prior to closing all documents reasonably requested by Purchaser's title insurance company to enable such company to issue a title insurance policy in accordance with the terms of this agreement.

59. At the closing, Seller shall execute an affidavit upon which Purchaser may rely, containing the following information:

          a. As of the date of closing, Seller shall not have received any notices of violation issued by any governmental authority having jurisdiction over the Premises, which as of the date of closing have not been cleared or dismissed.

60. In the event there presently exists a mortgage against the subject premises which will remain a lien up to the date of closing, Seller shall reasonably cooperate with Purchaser, at Purchaser's request and at Purchaser's expense to have such mortgage assigned by the existing lender to a new lender from whom Purchaser may be obtaining a purchase money mortgage at the time of closing.

61. Seller warrants and represents that all of the partners of Seller have ratified this sale and the terms hereof.

          SELLER:             PENSUN ASSOCIATES

                         By: /s/ M. F. Serah


          PURCHASER:          KAPSON LYNBROOK CORP.

                         By: /s/ Glenn Kaplan
























                  AMENDMENT TO CONTRACT OF SALE

     THIS AGREEMENT, made between PENSUN ASSOCIATES, a partnership organized and existing under the laws of the State of New York, and having an office at 70 E. Sunrise Highway, Valley
Stream, New York, and KAPSON LYNBROOK CORP., a New York
Corporation with offices located at 242 Crossways Park West,
Westbury, New York.

                    W I T N E S S E T H:

     WHEREAS, the parties hereto did enter into a certain
Contract of Sale for property known as Section 42, Block M-1, Lot
323, on the Land and Tax Map of Nassau County on the 27th day of August, 1997 (the "Contract"); and

     WHEREAS, the parties desire to amend Paragraph "2" of the Contract.

     NOW, THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration, each in hand paid to the other, the parties agree as follows:

     1. Paragraph "2" of the Contract is hereby deleted and the following is inserted in its place:

          The Purchase Price is $25,800,000.00; $500,000.00 on
          the signing of the Contract, by check subject to collection, the receipt of which is acknowledged; $14,800,000.00 in cash or good certified check or wire transfer on the delivery of the deed as hereinafter provided; $10,500,000.00 by taking title subject to a first mortgage now a lien on the premises held by Fleet Bank, N.A.

     2. Purchaser shall pay the Transfer Tax on $300,000.00 of the Purchase Price in the amount of $1,200.00

     3. All other terms, covenants and conditions of the Contract shall remain in full force and effect.









          IN WITNESS WHEREOF, the parties have signed this agreement the 29 day of September, 1997.

          SELLER:             PENSUN ASSOCIATES

                         By: /s/ M. F. Serah


          PURCHASER:          KAPSON LYNBROOK CORP.

                         By: /s/ Glenn Kaplan